CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Surf Air Mobility Inc. of our report dated March 21, 2025 relating to the financial statements which appears in Surf Air Mobility Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 15, 2025